SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                             August 9, 2004

Building Materials Holding Corporation.

(Exact name of registrant as specified in its charter)

DELAWARE	000-23135	91-1834269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FOUR EMBARCADERO CENTER, SUITE 3250

SAN FRANCISCO, CA  94111-4167

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (415) 627-9100

Item 5.      Other Events and Required FD Disclosure.

     On August 9, 2004 the Registrant issued a press release announcing that its wholly owned subsidiary, BMC Construction, Inc., acquired the remaining 49% interest in its Northern California construction partnership, KBI Norcal, that it did not already previously own. This acquisition was completed on August 6, 2004. KBI Norcal provides turnkey framing services to high-volume production builders. A copy of the Registrant's news release is attached as Exhibit 99.1.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of August 9, 2004

Building Materials Holding Corporation

	By:	/s/ William M. Smartt
William M. Smartt
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Registrant, dated August 9, 2004